Exhibit T3A.59
Book 4263 Page 379

Secretary of State Corporations Section James K. Polk Building Suite 1800 Nashville, Tennessee 37243-0306	DATE/TIME: 11/16/93 REQUEST NUMBER: 2755-1176 TELEPHONE CONTACT: (615) 741-0537 FILE DATE/TIME: 11/16/93 1505 EFFECTIVE DATE /TIME: 11/16/93 l505 CONTROL NUMBER: 0227379

TO

SHUMACKER & THOMPSON, ATTYS

SUITE 102

6148 LEE HWY

CHATTANOOGA, TN 37421

RE

THE GALLERIA ASSOCIATES, L.P.

AMENDED AND RESTATED CERTIFICATE

LIMITED PARTNERSHIP

THIS WILL ACKNOWLEDGE THE FILING OF THE ATTACHED DOCUMENT WITH AN EFFECTIVE DATE AS INDICATED ABOVE.

WHEN CORRESPONDING WITH THIS OFFICE OR SUBMITTING DOCUMENTS FOR FILING, PLEASE REFER TO THE CONTROL NUMBER GIVEN ABOVE.

PLEASE BE ADVISED THAT THIS DOCUMENT MUST ALSO BE RECORDED IN THE OFFICE OF THE REGISTER OF DEEDS IN THE COUNTY WHEREIN A LIMITED PARTNERSHIP HAS ITS PRINCIPAL OFFICE IF SUCH PRINCIPAL OFFICE IS IN TENNESSEE.

FCL:	AMENDED AND RESTATED CERTIFICATE	ON DATE: 11/16/93
LIMITED PARTNERSHIP

FROM		FEE	TAX
CBL & ASSOCIATES, INC.	RECEIVED:	$210.00	$0.00
ONE PARK PLACE	TOTAL PAYMENT:		$210.00
6148 LEE HIGHWAY
CHATTANOOGA, TN 37421	RECEIPT NUMBER:		00001571603
	ACCOUNT NUMBER:		00001959

RILEY C. DARNELL SECRETARY OF STATE

AMENDED AND RESTATED CERTIFICATE OF LIMITED PARTNERSHIP OF THE GALLERIA ASSOCIATES, L.P.	BOOK 4263 PAGE 380

WHEREAS, a Certificate of Limited Partnership of The Galleria Associates, L.P. (the "Limited Partnership") was filed with the Secretary of State of Tennessee on April 12, 1990 under Control No. 0227379, and recorded in the Register's Office of Hamilton County, Tennessee in Book 3720, Page 952, and in the Register's Office of Williamson County, Tennessee in Book 845, Page 164, as amended by Amended Certificate of Limited Partnership filed with the Secretary of State of Tennessee on October 25, 1993 under Control No. 0227379.

NOW, THEREFORE, pursuant to the provisions of Section 61-2-202 of the Tennessee Revised Uniform Limited Partnership Act, the undersigned hereby submits the following Amended and Restated Certificate of Limited Partnership:

1.             The name of the Partnership is: THE GALLERIA ASSOCIATES, L.P.

2.             The Partnership desires to amend and restate its Certificate of Limited Partnership to:

(a)	reflect the conversion of a certain portion of limited partner interests in the Partnership to general partner interests, said conversion being specifically identified in Exhibit “A” attached hereto and made a part hereof; and

(b)	(i) reflect the transfer and assignment of the general partner interests owned by CBL/CoolSprings, L.P. to its partners, CBL of Nashville, Inc. and CBL Galleria/Nashville, L.P., and the further transfer and assignment by CBL Galleria/Nashville, L.P. to its partners, The Galleria at CoolSprings Corp., The Galleria Group, CBL Nashville Partnership, and CBL & Associates, Inc., and the further assignment by The Galleria Group to its partners, and the assignment by CBL Nashville Partnership to its partners, and the ultimate transfer from such recipients of the interests in the Partnership to CBL & Associates Limited Partnership, a Delaware limited partnership (the "GP Assignments") and (ii) reflect the transfer and assignment of the limited partner interests owned by CBL Management, Inc. to CBL & Associates

BOOK 4263 PAGE 381

Properties, Inc., a Delaware corporation, pursuant to the terms of that certain Assignment of Partnership Interest dated 29 October, 1993, between CBL Management, Inc. and CBL & Associates Properties, Inc. (the "LP Assignment”), the provisions of the GP Assignments and the LP Assignment being incorporated by reference herein.

3.             The principal and registered office of the Partnership is One Park Place, 6148 Lee Highway, Chattanooga, Hamilton County, Tennessee 37421.

4.             The names and business addresses of the current partners of the Partnership after the above-referenced assignments are as follows:

General Partner	% Owned

CBL & Associates Limited Partnership Suite 300, One Park Place 6148 Lee Highway Chattanooga, Tennessee 37421	99.9%

Limited Partner	% Owned

CBL & Associates Properties, Inc. Suite 300, One Park Place 6148 Lee Highway Chattanooga, Tennessee 37421	0.1%

5.             CBL & Associates Properties, Inc., whose registered office in the State of Tennessee is One Park Place, 6148 Lee Highway, Chattanooga, Hamilton County, Tennessee 37421, is hereby designated as registered agent for the Partnership and is hereby authorized to accept service of process for the Partnership.

6.             This Amended and Restated Certificate of Limited Partnership shall become effective upon filing by the Secretary of State of the State of Tennessee.

BOOK 4263 PAGE 382

IN WITNESS WHEREOF, the undersigned, the sole general partner of the Partnership, hereby executes this Amended and Restated Certificate of Limited Partnership this 29 day of October, 1993.

GENERAL PARTNER: CBL & ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership By: CBL & Associates Properties, Inc., a Delaware corporation, its general partner

By:
Name :	John N. Foy
Title:	Vice President

BOOK4263PAGE383

EXHIBIT “A”

NAME OF LIMITED PARTNER	PRE-CONVERSION INTEREST	INTEREST OWNED FOLLOWING CONVERSION

CBL MANAGEMENT, INC.	6% Limited Partner	.1% Limited Partner 5.9% General Partner

CBL/COOLSPRINGS, L.P.	6% Limited Partner 88% General Partner	94% General Partner

BY:
DEPUTY